SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

TELKONET, INC.
(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Telkonet, Inc.
20374 Seneca Meadows Parkway
Germantown, Maryland 20876-7004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The 2008 Annual Meeting of Stockholders of Telkonet, Inc. (the “Company”) will be held at The Union League of Philadelphia, located at 140 South Broad Street, Philadelphia, PA 19012, on Thursday, June 26, 2008, at 10:00 a.m., local time, for the following purposes:

1.  To elect five (5) directors, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified;

2.  To vote upon a proposal to amend Telkonet’s Articles of Incorporation to increase the number of authorized shares;

3.  To ratify the appointment of independent accountants for 2008; and

4.  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on May 29, 2008 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible.

By order of the Board of Directors,

/s/ JASON L. TIENOR
Jason L. Tienor Chief Executive Officer

Dated: May __, 2008

YOUR VOTE IS IMPORTANT.
PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD
IMMEDIATELY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Telkonet, Inc.
20374 Seneca Meadows Parkway
Germantown, Maryland 20876-7004

PROXY STATEMENT

Date, Time and Place of Meeting

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Telkonet, Inc. for use at Telkonet’s 2008 Annual Meeting of Stockholders, to be held at  The Union League of Philadelphia, located at 140 South Broad Street, Philadelphia, PA 19012, on Thursday, June 26, 2008 at 10:00 a.m. local time, and at any adjournment or postponement of the annual meeting. This proxy statement, the accompanying proxy card and Telkonet’s Annual Report to Stockholders for the fiscal year ended December 31, 2007 are first being sent to stockholders on or about ____.

Solicitation and Voting

The solicitation of proxies is made by and on behalf of Telkonet’s Board of Directors. The cost of the solicitation of proxies will be borne by Telkonet. In addition to solicitation of proxies by mail, employees of Telkonet or its affiliates may solicit proxies by telephone or facsimile.

The Board of Directors has fixed the close of business on May 29, 2008 as the record date for determining the holders of shares of common stock who are entitled to notice of, and to vote at, the annual meeting. At the close of business on May 29, 2008, Telkonet had outstanding ____ shares of common stock, par value $0.001 per share. Each stockholder is entitled to one vote per share of Telkonet’s common stock registered in such stockholder’s name on Telkonet’s books as of the close of business on May 29, 2008.

Shares of common stock represented by properly executed proxies received at or prior to the annual meeting that have not been revoked will be voted at the annual meeting in accordance with the instructions indicated on the proxies. Stockholders are requested to complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope to ensure that their shares are voted. If the enclosed proxy is signed and returned, the shares represented thereby will be voted in accordance with any specification made therein by the stockholder. In the absence of any such specification, the shares will be voted to elect each of the director nominees set forth under “Election of Directors” below,  for the proposal set forth under “Ratification of Appointment of Independent Public Accountants,” and in the discretion of management on any other matter which may properly come before the annual meeting.

Revocability of Proxy

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Attendance at the annual meeting will not, in and of itself, revoke a proxy. Proxies may be revoked by:

•	Filing with the Secretary of Telkonet, at or before the taking of the vote at the annual meeting, a written notice of revocation dated later than the proxy;
•
Executing a later dated proxy relating to the same shares of common stock and delivering it to the Secretary of Telkonet, including by facsimile, before the taking of the vote at the annual meeting; or

•	Attending the annual meeting and voting in person.

Any written revocation or subsequent proxy should be sent so as to be delivered to Telkonet, Inc., 20374 Seneca Meadows Parkway, Germantown, Maryland 20876, Attention: Corporate Secretary, or hand delivered to the Secretary of Telkonet or his representative at or before the taking of the vote at the annual meeting.

If the annual meeting is postponed or adjourned, proxies given pursuant to this solicitation will be utilized at any subsequent reconvening of the annual meeting, except for any proxies that previously have been revoked or withdrawn effectively, and notwithstanding that proxies may have been effectively voted on the same or any other matter previously.

Quorum

Telkonet’s bylaws provide that the holders of a majority of the outstanding Telkonet shares, present in person or by proxy, will constitute a quorum, and that the affirmative vote of a majority of the shares represented at the annual meeting and constituting a quorum is required for approval of any proposal brought before the annual meeting, unless a greater proportion or number of votes is required by law or by Telkonet’s certificate of incorporation or bylaws. The election of directors and approval of the amendment to the Articles of Incorporation will require the affirmative vote of a majority of the shares present at the annual meeting and constituting a quorum. Abstentions and broker non-votes will be deemed present for purposes of constituting a quorum and will have the same legal effect as a vote “against” each nominee for the Board of Directors and all proposals presented at the annual meeting.

PROPOSAL 1. ELECTION OF DIRECTORS

Telkonet’s bylaws establish the number of directors at not less than three members. Pursuant to the bylaws, the Board of Directors may increase or decrease the number of members of the Board of Directors. The Board of Directors has established the number of directors at five. At the annual meeting, the shares represented by properly executed proxies, unless otherwise specified, will be voted for the election of the five nominees named herein, each to serve until the next annual meeting and until his successor is duly elected and qualified. Proxies cannot be voted for more than five nominees.

If for any reason any nominee is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by the Board of Directors. The following information is furnished concerning each nominee for election as a director.

The affirmative vote of a majority of the shares of Telkonet’s common stock represented at the annual meeting, either in person or by proxy, is required to elect the following nominees as Telkonet directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE

Nominees for Election at the Annual Meeting

Director Name	Age	Position With Telkonet	Director Since
Warren V. Musser	81	Chairman of the Board	2003
Anthony J. Paoni	63	Director (1) (2)	2007
Thomas C. Lynch	66	Director (1) (2)	2003
Thomas M. Hall	56	Director (1) (2)	2004
Seth D. Blumenfeld	67	Director	2005

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee

WARREN V. MUSSER, Chairman of the Board of Directors, has taken over 50 companies public during his distinguished and successful career as an entrepreneur.  He is the founder and Chairman Emeritus of Safeguard Scientifics, Inc. (a high-tech venture capital company, formerly Safeguard Industries, Inc.). Mr. Musser is currently the Managing Director of The Musser Group (a business consulting firm) and Founder & President of Musser and Company, Inc. (an investment banking firm). In addition, Mr. Musser is a Director of Internet Capital Group, Inc. (a business-to-business venture capital company), is a Director and Vice Chairman of Nutri/System, Inc. (a weight management company) and Co-Chairman of Eastern Technology Council (a business advisory firm). Mr. Musser serves on a variety of civic, educational and charitable boards of directors, and serves as vice president of development, Cradle of Liberty Council, Boy Scouts of America; vice chairman of The Eastern Technology Council; and chairman of the Pennsylvania Partnership on Economic Education.

ANTHONY J. PAONI, Director, has been a faculty member at Northwestern University’s Kellogg School of Management since 1996. Previously, he spent 28 years in the information technology industry with market leading organizations that provided computer hardware, software and consulting services.  For the first 15 years of his career Professor Paoni managed sales and marketing organizations and in the later stages of his career he moved into general management positions starting with PANSOPHIC Systems Incorporated. This Lisle, Illinois based firm was the world’s fifth largest international software company prior to its acquisition by Computer Associates, Incorporated. Subsequently, he became chief operating officer of Cross Access, a venture capital funded software firm that provided industry-leading solutions to the heterogeneous database connectivity market segment. In addition, he has been president of two wholly-owned U.S. subsidiaries of Ricardo Consulting, a U.K.-based international engineering consulting firm focused on computer based automotive powertrain design. Prior to joining the Kellogg faculty, Professor Paoni was chief executive officer of Eolas, an Internet software company with patent pending Web technology that was one of the key technology drivers responsible for the rapid adoption of the Internet platform.

THOMAS C. LYNCH, Director, is Senior Vice President and Director of The Staubach Company’s Federal Sector (a real estate management and advisory services firm) in the Washington, D.C. area. Mr. Lynch joined The Staubach Company in November 2002 after six years as Senior Vice President at Safeguard Scientifics, Inc. (NYSE: SFE) (a high-tech venture capital company). While at Safeguard, he served nearly two years as President and Chief Operating Officer at CompuCom Systems, a Safeguard subsidiary. After a 31-year career of naval service, Mr. Lynch retired in the rank of Rear Admiral. Mr. Lynch’s naval service included Chief, Navy Legislative Affairs, command of the Eisenhower Battle Group during Operation Desert Shield, Superintendent of the United States Naval Academy from 1991 to 1994 and Director of the Navy Staff in the Pentagon from 1994 to 1995. Mr. Lynch presently serves as a Director of Pennsylvania Eastern Technology Council, Armed Forces Benefit Association, Catholic Leadership Institute, National Center for the American Revolution at Valley Forge, and Mikros Systems.

THOMAS M. HALL, M.D., Director, is the Managing Member of Marrell Enterprises LLC (a company that specializes in international business development). Dr. Hall serves on the board of directors of Coris International SA (a Paris-based insurance services company with subsidiaries in 36 countries). For 12 years (until 2002), Dr. Hall was the Chief Executive Officer of Medical Advisory Systems, Inc. (a company providing international medical services and pharmaceutical distribution). Dr. Hall holds a bachelor of science and a medical degree from the George Washington University and a master of international management degree from the University of Maryland.

SETH D. BLUMENFELD, Director, served as President of International Services for MCI International (a provider of telecommunication services) from 1998 until his retirement in January of 2005. Mr. Blumenfeld was President and Chief Operating Officer of several of MCI’s international subsidiaries from 1984 to 1998. Mr. Blumenfeld earned his Doctorate of Jurisprudence from Fordham University Law School in 1965. He practiced law on Wall Street prior to serving as infantry captain for the U.S. Army in Vietnam. From 1976 through 1978, Mr. Blumenfeld lived in Japan. Mr. Blumenfeld’s involvement on professional boards and community associations have included Executive Committee member of the United States Council for International Business, Member of the Board of Directors of the United States Telecommunications Training Institute, Member of the State Department Advisory Council on International Communications and Information Policy, Member of the University of Colorado Institute for International Business Board of Advisors, Member of the American Graduate School of International Management (Thunderbird) Board of Advisors, Member of the Advisory Board of Visitors to Fordham University School of Law, and honorary Chairman of the Connecticut Association of Children with Learning Disabilities.

Meetings of the Board and Committees

The Board of Directors held eight meetings in 2007. Each member of the Board of Directors attended at least 75 percent of the meetings of the Board of Directors and the committees of which such director was a member. Telkonet has not established a formal policy requiring director attendance at all Board meetings, but the Company expects each director to attend such meetings, absent unusual circumstances. Telkonet expects its directors to attend the Annual Meeting of Stockholders (which is usually held the same day as a meeting of the Board of Directors). Two of Telkonet’s directors attended the 2007 Annual Meeting of Stockholders.

Code of Ethics

The Board has approved, and Telkonet has adopted, a Code of Ethics that applies to all directors, officers and employees of Telkonet. This Code of Ethics was included as an Exhibit to Telkonet’s Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2004.

Director Independence

The Board of Directors has determined that the following Directors are “independent” under the listing standards of the American Stock Exchange (AMEX): Dr. Hall and Messrs. Lynch and Paoni. Each of Dr. Hall, Mr. Lynch and Mr. Paoni serve on, and are the only members of, the Company’s Audit and Compensation Committees.

Communications with the Board of Directors

Stockholders can communicate directly with the Board, with any Committee of the Board, or specified directors by writing to: The Board of Directors of Telkonet, Inc., at the Company’s principal business address or by calling at (240) 912-1800. All communications will be reviewed by management and then forwarded to the appropriate director, directors, committee, or to the full Board.

Committees of the Board of Directors

The Board has an Audit Committee and a Compensation Committee, but the Board does not presently have a Nominating Committee because the Board does not feel a Nominating Committee is necessary due to the Board’s nomination procedures in effect as described below.

Director Nominations

Although Telkonet does not maintain a standing Nominating Committee, nominees for election as directors are considered and nominated by a majority of Telkonet’s independent directors in accordance with the AMEX listing standards. “Independence” for these purposes is determined in accordance with Section 121(A) of the AMEX Rules and Rule 10A-3 under the Securities Exchange Act of 1934. Since Telkonet does not maintain a standing Nominating Committee, it has not adopted a formal Nominating Committee charter.

When considering potential candidates for election to Telkonet’s Board of Directors, the independent directors evaluate various criteria, including, but not limited to, each candidate’s business and professional skills, experience serving as management or on the board of directors of companies such as Telkonet, financial literacy and personal integrity in judgment. Candidates for vacant board seats will be considered if they are able to read and understand fundamental financial statements; have no identified conflicts of interest; have not been convicted in a criminal proceeding other than traffic violations during the five years before the date of selection; and are willing to comply with Telkonet’s Code of Ethics. One or more directors must have requisite financial expertise to qualify as an “audit committee financial expert” as defined by Item 401 of Regulation S-K promulgated under the Securities Exchange Act of 1934. The independent directors reserve the right to modify these minimum qualifications from time to time. Exceptional candidates who do not meet all of these criteria may still be considered.

The independent directors review the qualifications and backgrounds of the directors, as well as the overall composition of the Board from time to time. In the case of any candidate for a vacant Board seat, the independent directors will consider whether such candidate meets the applicable independence standards and the level of the candidate’s financial expertise. Any new candidates will be interviewed by the independent directors, and the full Board will approve the final nominations. The Chairman of the Board, acting on behalf of the full Board, will extend the formal invitation to become a nominee of the Board of Directors.

Stockholders may nominate director candidates for consideration by the Board of Directors by writing to the Chairman and providing to the Chairman the candidate’s name, biographical data and qualifications, including five-year employment history with employer names and a description of the employer’s business; whether such individual can read and understand fundamental financial statements; other board memberships (if any); and such other information as is reasonably available and sufficient to enable the Board to evaluate the minimum qualifications described above. The submission must be accompanied by the written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. If a stockholder nominee is eligible, and if the nomination is proper, the independent directors then will deliberate and make a decision as to whether the candidate will be submitted to Telkonet’s stockholders for a vote. The Board will not change the manner in which it evaluates candidates, including the applicable minimum criteria set forth above, based on whether the candidate was recommended by a stockholder.

Audit Committee

The Audit Committee is currently comprised of Messrs. Lynch and Paoni and Dr. Hall. Telkonet’s Board of Directors has determined that each of Dr. Hall and Messrs. Lynch and Paoni is an “audit committee financial expert” as defined by Item 401 of Regulation S-K promulgated under the Securities Exchange Act of 1934. The Board of Directors also has determined that each of Dr. Hall and Messrs. Lynch and Paoni are “independent” as such term is defined in Section 121(A) of the AMEX Rules and Rule 10A-3 promulgated under the Securities Exchange Act of 1934.

The Audit Committee recommends annually to the Board of Directors the selection of independent auditors for each fiscal year, confirms and assures their independence and approves the fees and other compensation to be paid to the auditors. The Audit Committee recommends to the Board the advisability of having the independent auditors make specified studies and reports as to auditing matters, accounting procedures, tax or other matters. The Audit Committee also reviews, prior to its filing with the SEC, Telkonet’s Form 10-K and annual report to stockholders. The Audit Committee provides an open avenue of communication among the independent auditors, management and the Board of Directors and will review any significant disagreement among management and the independent auditors in connection with the preparation of any of Telkonet’s financial statements. The Audit Committee reviews, with Telkonet’s legal counsel, legal and regulatory matters that may have a significant impact on Telkonet’s financial statements. The Audit Committee held four meetings in 2007 and all of members of the Audit Committee attended at least 75 percent of these meetings.

The Board of Directors has adopted an Audit Committee Charter, which was ratified by the stockholders at the 2004 Annual Meeting of Stockholders. A copy of the Audit Committee Charter was attached as Appendix A to the proxy statement for the 2007 Annual Meeting.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of Telkonet’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings or this proxy statement, the following report shall not be deemed to be incorporated by reference into any such filings. In addition, the following report shall not be deemed to be “soliciting material” or “filed” with the SEC.

The Audit Committee for the year ended December 31, 2007, whose members are identified below, has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2007 with Telkonet’s management and has discussed the matters required to be discussed by SAS 61 with Telkonet’s independent auditors. The Audit Committee has also received the written disclosures and the letter from Telkonet’s independent auditors required by Independent Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors’ independence. Based upon its review of the foregoing materials and its discussions with Telkonet’s management and independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Telkonet’s Annual Report on Form 10-K for the year ended December 31, 2007. The Audit Committee also considered whether the provision of other non-audit services by the independent auditor to Telkonet is compatible with maintaining the independence of the independent auditor and concluded that the independence of the independent auditor is not compromised by the provision of such services.

The Audit Committee has a written charter which was adopted by the Board of Directors on October 3, 2003, a copy of which is filed as Appendix A to the proxy statement for the 2008 Annual Meeting of Stockholders. The Audit Committee has established procedures for the receipt, retention and treatment of any complaints received by Telkonet regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Telkonet’s employees of any concerns regarding questionable accounting or auditing matters.

By the Audit Committee.

Thomas M. Hall
Thomas C. Lynch
Anthony J. Paoni

Compensation Committee

Dr. Hall, Mr. Lynch and Mr. Paoni serve on Telkonet’s Compensation Committee.  The Compensation Committee oversees the Company’s compensation programs, which are designed specifically for the Company’s most senior executive officers, including the Chief Executive Officer, Chief Financial Officer and the other executive officers named in the Summary Compensation Table. Additionally, the Compensation Committee is charged with the review and approval of all annual compensation decisions relating to named executive officers.  The Board of Directors has adopted a Compensation Committee charter.  A copy of the Compensation Committee charter was attached as Appendix B to the proxy statement for the 2007 annual meeting.

The Compensation Committee met two times in 2007, and all members of the Compensation Committee attended the meetings.

REPORT OF THE COMPENSATION COMMITTEE

Notwithstanding anything to the contrary set forth in any of Telkonet’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings or this proxy statement, the following report shall not be deemed to be incorporated by reference into any such filings. In addition, the following report shall not be deemed to be “soliciting material” or “filed” with the SEC.

The base salary, bonus, benefits and other compensation payable to Telkonet’s executive officers for the year ended December 31, 2007 were fixed under written employment agreements (except for Ms. Cleal, Mr. Leimbach and Mr. Landry, who do not have written employment agreements) described below under the heading Employment Contracts and Termination of Employment Arrangements.

Prior to establishing Mr. Tienor’s compensation pursuant to his employment agreement (as well as the compensation of the other executive officers), the Board of Directors reviewed compensation recommendations prepared by Telkonet’s compensation committee, which recommendations provide information regarding compensation levels at peer companies.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based upon this review and these discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be include in this proxy statement.

By,

Thomas M. Hall
Thomas C. Lynch
Anthony J. Paoni

Compensation Discussion and Analysis

Oversight of Executive Compensation Program

The Compensation Committee of the Board of Directors oversees the Company’s compensation programs, which are designed specifically for the Company’s most senior executive officers, including the Chief Executive Officer, Chief Financial Officer and the other executive officers named in the Summary Compensation Table (collectively, the “named executive officers”). Additionally, the Compensation Committee is charged with the review and approval of all annual compensation decisions relating to named executive officers.

The Compensation Committee is composed of 3 independent, non-management members of the Board of Directors. Each year the Company reviews any and all relationships that each director has with the Company and the Board of Directors subsequently reviews these findings.

The responsibilities of the Compensation Committee, as stated in its charter, include the following:

•
annually review and approve for the CEO and the executive officers of the Company the annual base salary, the annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements, and change in control agreements/provisions, and any other benefits, compensation or arrangements.

•	make recommendations to the Board with respect to incentive compensation plans, including reservation of shares for issuance under employee benefit plans.

•
annually review and recommend to the Board of Directors for its approval the compensation, including cash, equity or other compensation, for members of the Board of Directors for their service as a member of the Board of Directors, a member of any committee of the Board of Directors, a Chair of any committee of the Board of Directors, and the Chairman of the Board of Directors.

•	annually review the performance of the Company’s Chief Executive Officer.

•
make recommendations to the Board of Directors on the Company’s executive compensation practices and policies, including the evaluation of performance by the Company’s executive officers and issues of management succession.

•	review the Company’s compliance with employee benefit plans.

•	make regular reports to the Board.

•	annually review and reassess the adequacy of the Compensation Committee charter and recommend any proposed changes to the Board for approval.

The Compensation Committee is also responsible for completing an annual report on executive compensation for inclusion in the Company's proxy statement. In addition to such annual report, the Compensation Committee maintains written minutes of its meetings, which minutes are filed with the minutes of the meetings of the Board.

Overview of Compensation Program

In order to recruit and retain the most qualified and competent individuals as senior executives, the Company strives to maintain a compensation program that is competitive in the global labor market. The purpose of the Company’s compensation program is to reward exceptional organizational and individual performance.

The following compensation objectives are considered in setting the compensation programs for our named executive officers:

•	drive and reward performance which supports the Company’s core values;

•	provide a percentage of total compensation that is “at-risk,” or variable, based on predetermined performance criteria;

•	design competitive total compensation and rewards programs to enhance the Company’s ability to attract and retain knowledgeable and experienced senior executives; and

•	set compensation and incentive levels that reflect competitive market practices.

Compensation Elements and Rationale

Compensation for Named Executive Officers Other than the CEO

Compensation for the named executive officers, other than the CEO, is made in the CEO’s sole and exclusive discretion. While the Compensation Committee provides its recommendations with respect to compensation for the named executive officers (other than the CEO) as described in greater detail below, the CEO is only required to consider the Compensation Committee’s recommendations, but is not bound by its findings.

Compensation for the Company’s CEO

To reward both short and long-term performance in the compensation program and in furtherance of the Company’s compensation objectives noted above, the Company’s compensation program for the CEO is based on the following objectives:

(i)	Performance Goals

The Compensation Committee believes that a significant portion of the CEO’s compensation should be tied not only to individual performance, but also to the Company’s performance as a whole measured against both financial and non-financial goals and objectives. During periods when performance meets or exceeds these established objectives, the CEO should be paid at or more than expected levels. When the Company’s performance does not meet key objectives, incentive award payments, if any, should be less than such levels.

(ii)	Incentive Compensation

A large portion of compensation should be paid in the form of short-term and long-term incentives, which are calculated and paid based primarily on financial measures of profitability and stockholder value creation. The CEO has the incentive of increasing Company profitability and stockholder return in order to earn a major portion of his compensation package.

(iii)	Competitive Compensation Program

The Compensation Committee reviews the compensation of chief executive officers at peer companies to ensure that the compensation program for the CEO is competitive. The Company believes that a competitive compensation program will enhance its ability to retain a capable CEO.

Financial Metrics Used in Compensation Programs

Several financial metrics are commonly referenced in defining Company performance for the CEO’s executive compensation. These metrics include quarterly metrics to target cash flow break even and specific revenue goals to define Company performance for purposes of setting the CEO’s compensation.

Compensation Benchmarking Relative to Market

The Company sets the CEO’s compensation by evaluating peer group companies. Peer group companies are chosen based on size, industry, annual revenue and whether they are publicly or privately held. Based on these criteria, the Compensation Committee has identified 29 companies in the Company’s peer group. These peer group companies include Catapult Communications Corp., Endwave Corp., Carrier Access Corp., Crystal Technology, Echelon Corp. and FiberTower Corp. The Compensation Committee has concluded that the CEO’s compensation falls within the 50th percentile of compensation for chief executive officers within the peer group companies.

Review of Senior Executive Performance

The Compensation Committee reviews, on an annual basis, each compensation package for the named executive officers. In each case, the Compensation Committee takes into account the scope of responsibilities and experience and balances these against competitive salary levels. The Compensation Committee has the opportunity to meet with the named executive officers at least once per year, which allows the Compensation Committee to form its own assessment of each individual’s performance. As indicated above, with the exception of the CEO, recommendations with respect to compensation packages for the named executive officers must be considered by the CEO in connection with establishing compensation for those named executive officers. However, the recommendations of the Compensation Committee with respect to the compensation paid to the named executive officers (other than the CEO) will not be binding on the CEO.

Components of the Executive Compensation Program

The Compensation Committee believes the total compensation and benefits program for named executive officers should consist of the following:

•	base salary;
•	stock incentive plan;
•	retirement, health and welfare benefits;
•	perquisites and perquisite allowance payments; and
•	termination benefits.

Base Salaries

With the exception of the CEO, whose compensation is set by the Compensation Committee and approved by the Board of Directors, base salaries and merit increases for the named executive officers are determined by the CEO in his discretion after consideration of a competitive analysis recommendation provided by the Compensation Committee. The Compensation Committee’s recommendation is formulated through the evaluation of the compensation of similar executives employed by companies in the Company’s peer group.

Stock Incentive Plan

Under the Company’s Stock Incentive Plan (the “Plan”) incentive stock options and non-qualified options to purchase shares of the Company’s common stock may be granted to key employees. An important objective of the long-term incentive program is to strengthen the relationship between the long-term value of the Company’s stock price and the potential financial gain for employees as well as the retention of senior management and key personnel. Stock options provide named executive officers with the opportunity to purchase the Company’s common stock at a price fixed on the grant date regardless of future market price. Stock options generally vest ratably on a quarterly basis and become exercisable over a five-year vesting period. A stock option becomes valuable only if the Company’s common stock price increases above the option exercise price (at which point the option will be deemed “in-the-money”) and the holder of the option remains employed during the period required for the option to “vest” thus, providing an incentive for an option holder to remain employed by the Company. In addition, stock options link a portion of an employee’s compensation to stockholders’ interests by providing an incentive to increase the market price of the Company stock.

The Company practice is that the exercise price for each stock option is equal to the fair market value on the date of grant. Under the terms of the Plan, the option price will not be less than the fair market value of the shares on the date of grant or, in the case of a beneficial owner of more than 5.0% of the Company’s outstanding common stock on the date of grant, the option price will not be less than 110% of the fair market value of the shares on the date of grant.

There is a limited term in which Plan participants can exercise stock options, known as the “option term.” The option term is generally ten years from the date of grant. At the end of the option term, the right to exercise any unexercised options expires. Option holders generally forfeit any unvested options if their employment with the Company terminates.

Certain key executives may be a party to option agreements containing clauses that cause their options to become immediately and fully vested and exercisable upon a Change of Control, as defined in the Plan. Additionally, death or disability of the executive during his or her employment period may cause certain stock options to immediately vest and become exercisable per the terms outlined in the stock option award agreement.

The Compensation Committee awards options to named executive officers upon commencement of their employment with the Company, and for successfully achieving or exceeding predetermined individual and Company performance goals. In determining whether to award stock options and the number of stock options granted to a named executive officer, the Compensation Committee reviews the compensation of executives at peer group companies to ensure that the compensation program is competitive.

Retirement, Health and Welfare Benefits

The Company offers a variety of health and welfare and retirement programs to all eligible employees. The named executive officers generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The Company’s health and welfare programs include medical, dental, vision, life, accidental death and disability, and short and long-term disability insurance. In addition to the foregoing, the named executive officers are eligible to participate in the Company’s 401(k) Profit Sharing Plan.

401(k) Profit Sharing Plan

Telkonet maintains a defined contribution profit sharing plan for employees (the “Telkonet 401(k)”) that is administered by a committee of trustees appointed by the Company. All Company employees are eligible to participate upon the completion of six months of employment, subject to minimum age requirements. Contributions by employees under the Telkonet 401(k) are immediately vested and each employee is eligible for distributions upon retirement, death or disability or termination of employment. Depending upon the circumstances, these payments may be made in installments or in a single lump sum.

MSTI maintains a defined contribution profit sharing plan for employees (the “MSTI 401(k)”) that is administered by a committee of trustees appointed by the Company. All Company employees are eligible to participate upon the completion of three months of employment, subject to minimum age requirements. Each year the Company makes a contribution to the MSTI 401(k) without regard to current or accumulated net profits of the Company. These contributions are allocated to participants in amounts of 100% of the participants’ contributions up to 1% of each participant’s gross pay, then 10% of the next 5% of each participant’s gross pay (a higher contribution percentage may be determined at the Company’s discretion). In addition, the Company makes a one-time, annual contribution of 3% of each participant’s gross pay to each participant’s contribution account in the MSTI 401(k) plan. Participants become vested in equal portions of their Company contribution account for each year of service until full vesting occurs upon the completion of six years of service. Distributions are made upon retirement, death or disability in a lump sum or in installments.

Perquisites

The Company leases a vehicle for the use of Telkonet's former CEO. The lease will expire in September 2008. Additionally, in the first quarter of 2007 the Company began providing monthly car allowance stipends to certain executives of Telkonet, MSTI and Ethostream.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2007, Messrs, Hall, Lynch and Paoni served as members of the Company’s Compensation Committee. None of the members of the Compensation Committee was an employee of the Company during the year ended December 31, 2007 nor have any of them been an officer of the Company. No executive officer of the Company served during the year ended December 31, 2007 as a member of a compensation committee or as a director of any entity of which any of the Company’s directors served as an executive officer.

Directors’ Compensation

Telkonet reimburses non-management directors for costs and expenses in connection with their attendance and participation at Board of Directors meetings and for other travel expenses incurred on Telkonet’s behalf. Telkonet compensates each non-management director $4,000 per month, 10,000 vested stock options per quarter and $1,000 for each committee meeting of the Board of Directors such director attends.

Mr. Musser, as Chairman of the Board of Directors, is compensated $8,333 per month (consisting of monthly payments in the amount of $4,000, which payments are consistent with the monthly payments made to the other non-management directors, and $4,333 per month, which payments are in lieu of the 10,000 vested stock options per quarter and $1,000 for each committee meeting that the other non-management directors receive). Payments to Mr. Musser for Board services are made to The Musser Group pursuant to a consulting agreement described below under the heading “Certain Relationships and Related Transactions.”

On July 1, 2005, the Company executed a consulting agreement with Mr. Blumenfeld pursuant to which Mr. Blumenfeld was issued 10,000 shares of Company common stock upon execution of the agreement, 10,000 shares of Company common stock per quarter for the first year (for a total 50,000 shares in the first year) and 5,000 shares of Company stock per quarter thereafter.  Under the terms of the consulting agreement Mr. Blumenfeld was also entitled to receive a commission equal to 5% on all international sales generated by him having gross margins of 50% or more.  This commission was payable in cash or common stock, at Mr. Blumenfeld’s option.  The agreement had a one year term, and was renewable annually upon both parties’ agreement. The consulting agreement expired on June 20, 2006 and was not renewed. On March 16, 2007, the Board of Directors authorized a payment to Mr. Blumenfeld of $24,000 for Board service between July 1, 2006, and December 31, 2006, which payments were commensurate with the payments made to the other directors for Board service during that time period.  Effective January 1, 2007, Mr. Blumenfeld began receiving compensation in accordance with the non-management director compensation plan.

The following table summarizes all compensation paid to the Company’s directors in the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
Warren V. Musser	$48,000		$-	$-		$-	$-	$52,000	(1)	$100,000
Thomas M. Hall	56,000		-	60,217	(2)	-	-	-		116,217
Thomas C. Lynch	56,000		-	60,217	(2)	-	-	-		116,217
James L. Peeler	52,000		-	60,217	(2)(4)	-	-	-		112,217
Seth D. Blumenfeld	67,950	(3)	-	60,217	(2)	-	-	-		128,167
Ronald W. Pickett (5)	-		-	-		-	-	-		-
Anthony J. Paoni	37,000		-	37,367	(2)	-	-	-		74,367

(1) Fees for director services performed by Mr. Musser and paid to the Musser Group pursuant to a September 2003 consulting agreement.
(2) Stock options granted pursuant to the 2007 non-management director compensation plan.
(3) Includes a payment of $24,000 to Mr. Blumenfeld for his services as a director in 2006.
(4) Mr. Peeler resigned from the Board of Directors on April 7, 2008.
(5) Mr. Pickett resigned from the Board of Directors on April 7, 2008.

Executive Officers

The following table provides the information concerning Telkonet’s executive officers as of May 29, 2008.

Name	Age	Title
Jason L. Tienor	33	President & Chief Executive Officer
Dorothy E. Cleal	58	Chief Operating Officer
Richard J. Leimbach	39	Chief Financial Officer
Jeffrey Sobieski	33	Executive Vice President, Energy Management
James F. Landry	52	Chief Technology Officer

Jason L. Tienor—President and Chief Executive Officer

Mr. Tienor has served as the Company’s President and Chief Executive Officer since December 2007 and, from August 2007 until December 2007, he served as the Company’s Chief Operating Officer.  Mr. Tienor has also served as Chief Executive Officer of EthoStream, LLC, a wholly-owned subsidiary of the Company, since March 2007.  From 2002 until his employment with the Company, Mr. Tienor served as Chief Executive Officer of Ethostream, LLC, the company that he co-founded. Mr. Tienor received a bachelor of business administration in management information systems and marketing from the University of Wisconsin – Oshkosh and a masters of business administration with an emphasis on computer science from Marquette University.

Dorothy E. Cleal—Chief Operating Officer

Ms. Cleal has served as the Company’s Chief Operating Officer since December 2007 and, from August 2007 until December 2007, she served as the Company’s Executive Vice President. Prior to joining Telkonet, Ms. Cleal served, since 2005, as Vice President and Director, Navy and Marine Corps Business Program of SRA International, a billion dollar leading provider of consulting services to clients in the national security, civil government, health care and public health industries.  From 2000 through 2005 she served as the Navy account manager as well as the Navy and Marine Corps account manager with SRA.  Prior to joining SRA, Ms. Cleal was the acting Chief Information Officer and Associate Director for Information Systems and Technology at the White House.

Richard J. Leimbach—Chief Financial Officer

Mr. Leimbach has served as the Company’s Chief Financial Officer since December 2007 and, from June 2006 until December 2007, he served as the Vice President of Finance. He also served as the Company’s Controller from January 2004 until June 2006.  Mr. Leimbach is a certified public accountant with over fifteen years of public accounting and private industry experience. Prior to joining Telkonet, Mr. Leimbach was the Controller with Ultrabridge, Inc., an applications solution provider. Mr. Leimbach also served as Corporate Accounting Manager for Snyder Communications, Inc., a global provider of integrated marketing solutions.

Jeffrey Sobieski—Executive Vice President, Energy Management

Mr. Sobieski has served as the Company’s Executive Vice President, Energy Management since December 2007 and from March 2007 until December 2007, he served as Chief Information Officer of Ethostream, LLC, wholly-owned subsidiary of the Company.  From 2002 until his employment with the Company, Mr. Sobieski served as Chief Information Officer of Ethostream, LLC, the company he co-founded.  Mr. Sobieski is also the co-founder of Interactive Solutions, a consulting firm providing support to the Insurance and Telecommunications Industries.

James F. Landry—Chief Technology Officer

Mr. Landry has served as the Company’s Chief Technology Officer since December 2004 and Vice President of Engineering from September 2001 to May 2004. Before joining Telkonet, Mr. Landry was a Senior Member of 3Com Technical Staff since 1994. Mr. Landry has over 20 years experience in developing communications hardware for the enterprise/carrier market with 3Com, US Robotics, Penril Datacomm and Data General. While at 3Com/US Robotics, he was responsible for the development of the entire xDSL product line as well as a number of modems and interface cards. At Penril, he served as the product development leader for the Series 1544 multiplexer/channel bank and at Data General he was technical leader of system integration for ISDN, WAN. Mr. Landry brings a wealth of practical design leadership and a solid history of delivering products to the marketplace. Mr. Landry holds four US patents.

Executive Compensation

The following table sets forth certain information with respect to compensation for services in all capacities for the years ended December 31, 2007, 2006 and 2005 paid to our Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial officer) and the three other most highly compensated executive officers who were serving as such as of December 31, 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($) (6)(7)(8)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
Jason L. Tienor	2007	$133,022	$0	$0		$111,230	$0	$0	$6,139	$250,391
President and Chief	2006	$0	$0	$0		$0	$0	$0	$0	$0
Executive Officer (1)	2005	$0	$0	$0		$0	$0	$0	$0	$0

Richard J. Leimbach	2007	$133,491	$25,000	$0		$0	$0	$0	$0	$158,491	(9)
Chief Financial	2006	$111,231	$5,000	$0		$0	$0	$0	$0	$116,231
Officer	2005	$102,340	$3,936	$0		$156,300	$0	$0	$0	$262,576

Ronald W. Pickett	2007	$424,075	$150,000	$0		$0	$0	$0	$2,296	$576,371	(10)
President and Chief	2006	$245,423	$0	$0		$0	$0	$0	$4,593	$250,016
Executive Officer (2)	2005	$102,340	$200,000	$163,319	(3)	$0	$0	$0	$0	$465,659

Dorothy E. Cleal	2007	$70,154	$0	$0		$55,615	$0	$0	$0	$125,769
Chief Operating	2006	$0	$0	$0		$0	$0	$0	$0	$0
Officer (4)	2005	$0	$0	$0		$0	$0	$0	$0	$0

Jeff Sobieski	2007	$122,003	$0	$0		$0	$0	$0	$6,139	$128,142
Executive Vice	2006	$0	$0	$0		$0	$0	$0	$0	$0
President (5)	2005	$0	$0	$0		$0	$0	$0	$0	$0

James F. Landry	2007	$175,698	$0	$0		$0	$0	$0	$0	$175,698
Chief Technology	2006	$174,886	$6,789	$0		$0	$0	$0	$0	$181,675
Officer	2005	$176,508	$15,000	$0		$0	$0	$0	$0	$191,508
____________________
(1) Mr. Tienor was appointed as President and Chief Executive Officer of Telkonet, Inc. on December 11, 2007.  Prior to this appointment, Mr. Tienor served as Chief Executive Officer of Ethostream, the Company’s wholly-owned subsidiary since March 2007, and Chief Operating Officer of Telkonet, Inc. since August 20, 2007.
(2) Mr. Pickett resigned as President and Chief Executive Officer on December 11, 2007.
(3) In the year ending December 31, 2005, Mr. Pickett earned 36,000 shares issued under the Company’s Employee Stock Incentive Plan as additional compensation pursuant to his employment agreement. The fair market value of these shares upon issuance was $163,319.
(4) Ms. Cleal was appointed as Chief Operating Officer of Telkonet, Inc. on December 11, 2007.  Prior to this appointment, Ms. Cleal served as Executive Vice President since August 20, 2007.
(5) Mr. Sobieski was appointed as Executive Vice President of Telkonet, Inc. on December 11, 2007.  Prior to this appointment, Mr. Sobieski served as Chief Information Officer of Ethostream, the Company’s wholly-owned subsidiary, since March 2007.
(6) In 2005 the following assumptions were used to determine the fair value of stock option awards granted: historical volatility of 71% expected option life of 5.0 years and a risk-free interest rate of 4.5%.
(7) In 2006 the following assumptions were used to determine the fair value of stock option awards granted: historical volatility of 65% expected option life of 5.0 years and a risk-free interest rate of 5.0%.
(8) In 2007 the following assumptions were used to determine the fair value of stock option awards granted: historical volatility of 70% expected option life of 5.0 years and a risk-free interest rate of 4.8%.
(9) Mr. Leimbach received $8,750 in salary for his services as Vice President Finance of MSTI, a position which he has held since July 2007.
(10) Mr. Pickett received $34,615 in salary for his services as President of MSTI, a position which he has held since May 2007.

Employment Agreements

Jason L. Tienor, President and Chief Executive Officer, is employed pursuant to an employment agreement dated March 15, 2007.  Mr. Tienor’s employment agreement has a term of three years, which may be extended by mutual agreement of the parties thereto, and provides for an annual base salary of $148,000 per year and bonuses and benefits based on Telkonet’s internal policies.  On August 20, 2007, Mr. Tienor’s annual salary was increased to $200,000 and he remains eligible to participate in the incentive and benefit plans pursuant to his existing employment agreement and Telkonet’s internal policies.

Dorothy E. Cleal, Chief Operating Officer, has been employed since August 20, 2007 with an annual salary of $190,000 and bonuses and benefits based upon Telkonet’s internal policies.  Ms. Cleal does not have a written employment agreement.

Richard J. Leimbach, Chief Financial Officer, has been employed by the Company since January 26, 2004.  Mr. Leimbach’s annual salary was increased from $130,000 to $190,000 in December 2007 in connection with his appointment as Chief Financial Officer.  He is also eligible to receive bonuses and benefits based upon Telkonet’s internal policies.  Mr. Leimbach does not have a written employment agreement.  In addition, Mr. Leimbach receives an annual salary of $25,000 for his services as Vice President Finance of MSTI.

James F. Landry, Chief Technology Officer, has been employed with the Company since September 24, 2001. Mr. Landry’s annual salary in 2007 was $176,508 and he is entitled to receive bonuses and benefits based upon Telkonet’s internal policies.  Mr. Landry does not have a written employment agreement.

Jeffrey Sobieski, Executive Vice President, Energy Management, is employed pursuant to an employment agreement, dated March 15, 2007. Mr. Sobieski’s employment agreement has a term of three years, which may be extended by mutual agreement of the parties thereto, and provides for a base salary of $148,000 per year and bonuses and benefits based upon Telkonet’s internal policies.  On December 11, 2007, Mr. Sobieski’s salary was increased to $190,000 and he remains eligible to participate in the incentive and benefit plans pursuant to his existing employment agreement and Telkonet’s internal policies.

Ronald W. Pickett, President and Chief Executive Officer, was employed pursuant to an employment agreement for an unspecified term that commenced January 30, 2003. As of January 1, 2007, Mr. Pickett’s annual salary was $250,000 and he was entitled to receive bonuses and benefits based upon Telkonet’s internal policies. On March 19, 2007, Mr. Pickett’s annual base salary was increased to $425,000, including compensation in the annual amount of $75,000 for his service as President of MSTI, and he was awarded an incentive bonus of $150,000 for his performance as Chief Executive Officer during the year ended December 31, 2006.  On December 11, 2007, Mr. Pickett resigned as President and Chief Executive Officer and on February 13, 2008, the Board of Directors approved a severance compensation package of $350,000 plus benefits paid through 2008.  In addition, Mr. Pickett agreed to provide services as Vice Chairman of the Board of Directors in 2008 for no additional compensation.  Mr. Pickett resigned as Vice Chairman of the Board of Directors on April 7, 2008.

In addition, to the foregoing, stock options are periodically granted to employees under the Company’s Plan at the discretion of the Compensation Committee of the Board of Directors. Executives of Telkonet are eligible to receive stock option grants, based upon individual performance and the performance of Telkonet as a whole.

Grant of Plan Based Awards

The following table sets forth information concerning stock options granted in the fiscal year ended December 31, 2007, to the persons listed on the Summary Compensation Table.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options Granted (#)	Exercise Price or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
Jason Tienor	8/10/2007	100,000	$1.80	$111,230
Richard J. Leimbach	n/a	0	n/a	n/a
Dorothy E. Cleal	8/10/2007	50,000	$1.80	$55,615
Jeffrey Sobieski	n/a	0	n/a	n/a
James Landry	n/a	0	n/a	n/a
Ronald W. Pickett	n/a	0	n/a	n/a

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2007 for the named executive officers. The table also shows unvested and unearned stock awards (both time-based awards and performance-contingent) as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexercised Options (#) Unexerciseable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jason Tienor	5,000	95,000	-	$1.80	4/23/2012 (3)	-	-	-	-
Dorothy Cleal	2,500	47,500	-	$1.80	4/23/2012 (3)	-	-	-	-
Richard J. Leimbach	60,000	27,500	-	(1)	4/23/2012 (3)	-	-	-	-
James F. Landry	450,000	50,000	-	(2)	4/23/2012 (3)	-	-	-	-
Jeffrey Sobieski	-	-	-	N/A	N/A	-	-	-	-
Ronald W. Pickett	-	-	-	N/A	N/A	-	-	-	-
_________________

(1)	Includes 27,500 and 10,000 vested and unvested options, respectively, exerciseable at $2.59, and 32,500 and 17,500 vested and unvested options, respectively, exerciseable at $5.08 per share.
(2)
Includes 250,000 fully vested options, exerciseable at $1.00 per share with expiration dates ranging from 12/3/2011 to 7/1/2013 and 200,000 and 50,000 vested and unvested options, respectively, exerciseable at $3.45 per share with an expiration dates of 5/1/2014.

(3)
All options granted in accordance with the Telkonet Amended and Restated Stock Incentive Plan (the “Plan”) have an outstanding term equal to the shorter of ten years, or the expiration of the Plan.  The Plan expires on April 24, 2012.

Option Exercises and Vesting of Stock Awards

There were no options exercised by, or stock awards vested for the account of, the named executive officers during 2007.

Potential Payments upon Termination or Change in Control

Each of Mr. Tienor’s and Mr. Sobieski’s Employment Agreement obligate the Company to continue to pay each executive’s base salary and provide continued participation in employee benefit plans for the duration of the term of their employment agreements in the event such executive is terminated without “cause” by the Company or if the executive terminates his employment for “good reason.” “Cause” is defined as the occurrence of any of the following: (i) theft, fraud, embezzlement, or any other act of dishonesty by the executive; (ii) any material breach by the executive of any provision of the employment agreement which breach is not cured within a reasonable time (but not to exceed thirty (30) days after written notification thereof to the executive by Telkonet; (iii) any habitual neglect of duty or misconduct of the executive in discharging any of his duties and responsibilities under the employment agreement after a written demand for performance was delivered to the executive that specifically identified the manner in which the board believed the executive had failed to discharge his duties and responsibilities, and the executive failed to resume substantial performance of such duties and responsibilities on a continuous basis immediately following such demand; (iv) commission by the executive of a felony or any offense involving moral turpitude; or (v) any default of the executive’s obligations under the employment agreement, or any failure or refusal of the executive to comply with the policies, rules and regulations of Telkonet generally applicable to Telkonet employees, which default, failure or refusal is not cured within a reasonable time (but not to exceed thirty (30) days) after written notification thereof to the executive by Telkonet. If cause exists for termination, the executive shall be entitled to no further compensation, except for accrued leave and vacation and except as may be required by applicable law. “Good reason” is defined as the occurrence of any of the following: (i) any material adverse reduction in the scope of the executive’s authority or responsibilities; (ii) any reduction in the amount of the executive’s compensation or participation in any employee benefits; or (iii) the executive’s principal place of employment is actually or constructively moved to any office or other location 50 miles or more outside of Milwaukee, Wisconsin.

In the event Telkonet fails to renew the employment agreements upon expiration of the term, then Telkonet shall continue to pay the executive's base salary and provide the executive with continued participation in each employee benefit plan in which the executive participated immediately prior to expiration of the term for a period of three months following expiration of the term. Each of Messrs. Tienor and Sobieski have agreed to not to compete with the Company or solicit any Company employees for a period of one year following expiration or earlier termination of the employment agreements.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder

The following table provides information concerning securities authorized for issuance pursuant to equity compensation plans approved by the Company’s stockholders and equity compensation plans not approved by the Company’s stockholders as of December 31, 2007.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted -average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	9,421,366	$1.84	2,170,423
Equity compensation plans not approved by security holders	-	-	-

Total	9,421,366	$1.84	2,170,423

The following table sets forth, as of May 29, 2008, the number of shares of the Company’s common stock beneficially owned by each director and executive officer of the Company, by all directors and executive officers as a group, and by each person known by the Company to own beneficially more than 5.0% of the Company’s outstanding common stock. As of May 29, 2008, there were no issued and outstanding shares of any other class of the Company’s equity securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Officers and Directors
Jason Tienor, President and Chief Executive Officer 20374 Seneca Meadows Parkway Germantown, MD 20876	891,803(1)(2)	1.2%
Dorothy Cleal, Chief Operating Officer 20374 Seneca Meadows Parkway Germantown, MD 20876	12,500(3)	*
Richard Leimbach, Chief Financial Officer 20374 Seneca Meadows Parkway Germantown, MD 20876	66,000(4)	0.1%
James Landry, Chief Technology Officer 20374 Seneca Meadows Parkway Germantown, MD 20876	484,200(5)	0.7%
Jeffrey Sobieski, Executive Vice President 20374 Seneca Meadows Parkway Germantown, MD 20876	879,303(6)	1.2%
Warren V. Musser, Chairman 20374 Seneca Meadows Parkway Germantown, MD 20876	2,000,000(7)	2.7%
Thomas C. Lynch, Director 20374 Seneca Meadows Parkway Germantown, MD 20876	170,000(8)	0.2%
Dr. Thomas M. Hall, Director 20374 Seneca Meadows Parkway Germantown, MD 20876	707,790(9)	1.0%
Seth D. Blumenfeld, Director 20374 Seneca Meadows Parkway Germantown, MD 20876	90,000(10)	0.1%
Anthony J. Paoni, Director 20374 Seneca Meadows Parkway Germantown, MD 20876	40,000(11)	0.1%
All Directors and Executive Officers as a Group	5,341,596	7.0%
_____________________
* Represents less than 0.1% beneficial ownership of Telkonet common stock as of reporting date

(1)	Includes 876,803 shares of the Company’s common stock issued to Mr. Tienor in conjunction with the Company’s March 2007 acquisition of Ethostream, LLC.
(2)	Includes options exercisable within 60 days to purchase 15,000 shares of the Company’s common stock at $1.80 per share.
(3)	Includes options exercisable within 60 days to purchase 7,500 shares of the Company’s common stock at $1.80 per share.
(4)	Includes options exercisable within 60 days to purchase 30,000 and 35,000 shares of the Company’s common stock at $2.59 and $5.08 per share, respectively.
(5)	Includes options exercisable within 60 days to purchase 250,000 and 200,000 shares of the Company’s common stock at $1.00 and $3.45 per share, respectively.
(6)	Includes 876,803 shares of the Company’s common stock issued to Mr. Sobieski in conjunction with the Company’s March 2007 acquisition of Ethostream, LLC.
(7)	Includes options exercisable within 60 days to purchase 2,000,000 shares of the Company’s common stock at $1.00 per share.
(8)	Includes options exercisable within 60 days to purchase 20,000, 70,000 and 80,000 shares of the Company’s common stock at $2.00, $2.66 and $3.45 per share, respectively.
(9)	Includes options exercisable within 60 days to purchase 70,000 and 80,000 shares of the Company’s common stock at $2.66 and $3.45 per share, respectively.
(10)	Includes options exercisable within 60 days to purchase 70,000 and 80,000 shares of the Company’s common stock at $2.66 and $3.45 per share, respectively.
(11)	Includes options exercisable within 60 days to purchase 40,000 shares of the Company’s common stock at $2.66 per share.
(12)	Includes options exercisable within 60 days to purchase 40,000 shares of the Company’s common stock at $2.30 per share.

Certain Relationships and Related Transactions

Description of Related Party Transactions

In September 2003, the Company entered into a consulting agreement (renewable annually) with The Musser Group to compensate Mr. Musser in the amount of $100,000 per year for his services to the Company as a director. Mr. Musser, Chairman of the Board of Directors, is the sole principal and owner of The Musser Group.  For the years ended December 31, 2007, 2006, and 2005, the Company paid and expensed $100,000, $100,000 and $100,000, respectively.

In February 2007, the Company entered into a one-year professional services agreement with Global Transport Logistics, Inc. (“GTI”), for the provision of consulting services for which GTI is paid a fee of $10,000 per month. GTI is 100% owned by Eileen Matarazzo, the sister-in-law of MSTI’s Chief Executive Officer.

The Chief Administrative Officer at MSTI, Laura Matarazzo, is the sister of the President of MSTI and receives an annual base salary of approximately $134,000 with bonuses and benefits based upon the Company’s internal policies.

Company’s Policies on Related Party Transactions

Under the Company’s policies and procedures, related-party transactions that must be publicly disclosed under the federal securities laws require prior approval of the Company’s independent directors without the participation of any director who may have a direct or indirect interest in the transaction in question. Related parties include directors, nominees for director, principal shareholders, executive officers and members of their immediate families. For these purposes, a “transaction” includes all financial transactions, arrangements or relationships, ranging from extending credit to the provision of goods and services for value and includes any transaction with a company in which a director, executive officer immediate family member of a director or executive officer, or principal shareholder (that is, any person who beneficially owns five percent or more of any class of the Company’s voting securities) has an interest by virtue of a 10-percent-or-greater equity interest. The Company’s policies and procedures regarding related-party transactions are not a part of a formal written policy, but rather, represent the Company’s historical course of practice with respect to approval of related-party transactions.

Director Independence

The Board of Directors has determined that the following Directors are “independent” under the listing standards of the American Stock Exchange (AMEX): Dr. Hall, Mr. Lynch and Mr. Paoni. Each of Dr. Hall, Mr. Lynch and Mr. Paoni serve on, and are the only members of, the Company’s Audit Committee and Compensation Committee.  Although Telkonet does not maintain a standing Nominating Committee, nominees for election as directors are considered and nominated by a majority of Telkonet’s independent directors in accordance with the AMEX listing standards. “Independence” for these purposes is determined in accordance with Section 121(A) of the AMEX Rules and Rule 10A-3 under the Securities Exchange Act of 1934.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain of our officers to file reports of holdings and transactions in shares of Telkonet common stock with the Securities and Exchange Commission. Based on our records and other information, we believe that in 2007 our directors and our officers who are subject to Section 16 met all applicable filing requirements.

Independent Public Accountants

The following table sets forth fees billed to the Company by our auditors during the fiscal years ended December 31, 2007 and 2006.

	December 31, 2007	December 31, 2006
1. Audit Fees	$379,828	$229,552
2. Audit Related Fees	136,525	52,600
3. Tax Fees	--	--
4. All Other Fees	--	--
Total Fees	$516,353	$282,152

Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by RBSM LLP in connection with statutory and regulatory filings or engagements.

Audit-related fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, which are not reported under “Audit Fees.”

Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. The tax fees relate to federal and state income tax reporting requirements.

All other fees consist of fees for products and services other than the services reported above.

Prior to the Company’s engagement of its independent auditor, such engagement is approved by the Company’s audit committee. The services provided under this engagement may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Pursuant to the Company’s Audit Committee Charter, the independent auditors and management are required to report to the Company’s audit committee at least quarterly regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis. All audit fees, audit-related fees, tax fees and other fees incurred by the Company for the year ended December 31, 2007, were approved by the Company’s audit committee.

PROPOSAL  2. TO AMEND TELKONET’S ARTICLES OF INCORPORATION TO
INCREASE THE AUTHORIZED CAPITAL STOCK

On May 16, 2008, the Board of Directors unanimously adopted a resolution, subject to stockholder approval, to amend the Company’s Articles of Incorporation to increase the aggregate number of shares of Common Stock that the Company is authorized to issue from 100,000,000 shares to 130,000,000 shares.

The Board of Directors has determined that this proposed amendment is advisable and in the best interest of the Company and its stockholders.

Reason for the Amendment

The Company’s Articles of Incorporation currently authorize the issuance of 100,000,000 shares of Common Stock, par value of $0.001 per share.  As of May 29, 2008, _____ shares were issued and outstanding, and another _____ shares were subject to unexercised options granted pursuant to the Amended and Restated Stock Incentive Plan (the “Plan”), or reserved for issuance in connection with future grants under the Plan.

Adoption of this proposal would permit the Board of Directors, without further approval of the stockholders (except as may be required by applicable law or stock exchange rules), to issue additional shares of common stock from time to time as the Board of Directors may determine, for such consideration as the Board of Directors establishes. In addition to providing the Company with the ability to issue shares under its stock-based compensation plan, the availability of additional shares of common stock would provide flexibility in structuring possible acquisitions of other businesses and enable the Company to raise additional equity capital if and when needed.

The proposed Amendment will increase the total number of authorized shares of common stock by an amount substantially greater than that necessary to achieve currently contemplated corporate objectives. The Amendment may be viewed as having the possible effect of diluting the stock ownership of current stockholders, as well as discouraging, under certain circumstances, an unsolicited attempt by another person or entity to acquire control of the Company. Although the Board of Directors has no present intention of doing so, the Company’s authorized but unissued common stock could be issued in one or more transactions which would make a takeover of the Company more difficult or costly. Notwithstanding the foregoing, the proposed Amendment will ensure that the Company continues to have additional shares available for future issuance from time to time as approved by the Board of Directors for any proper corporate purpose, including those described above.

Effective Date of the Amendment

If the Amendment is adopted by the required vote of stockholders, the Amendment will become effective when the appropriate Articles of Amendment to the Company’s Articles of Incorporation are filed with the Utah Department of Commerce, Division of Corporations. The Company anticipates that this filing will be made promptly following the Annual Meeting, or as soon as practicable thereafter.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THIS PROPOSAL

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

RBSM, LLP served as Telkonet’s independent public accountants in 2007 and are expected to be retained to do so in 2008. The Board of Directors has directed that management submit the selection of RBSM, LLP for ratification by the stockholders at the annual meeting. A representative of RBSM, LLP is expected to be present at the annual meeting, will have an opportunity to make a statement, should the representative desire to do so, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of RBSM, LLP as Telkonet’s independent public accountants is not required. However, the Board of Directors is submitting the selection of RBSM, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain RBSM, LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different accounting firm at any time during the year if it determines that such a change would be in the best interests of Telkonet and its stockholders.

The affirmative vote of a majority of the shares of Telkonet’s common stock represented at the annual meeting, either in person or by proxy, is required to ratify the appointment of Telkonet’s independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THIS PROPOSAL

OTHER MATTERS

The Board of Directors is not aware of any other matter that may be presented for action at the annual meeting. If any other matter comes before the annual meeting, the persons named in the enclosed proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

STOCKHOLDERS SHARING AN ADDRESS

Stockholders sharing an address with another stockholder may receive only one set of proxy materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate set of proxy materials now or in the future may write or call Telkonet at the following address and telephone number to request a separate copy of these materials:

Telkonet, Inc.
20374 Seneca Meadows Parkway
Germantown, Maryland 20876-7004
240-912-1800

Similarly, stockholders sharing an address with another stockholder who have received multiple copies of Telkonet’s proxy materials may write or call Telkonet to request delivery of a single copy of these materials.

STOCKHOLDER PROPOSALS

Telkonet intends to hold its 2009 Annual Meeting of Stockholders in June of 2009. Stockholders may submit written proposals to be considered for stockholder action at Telkonet’s 2009 Annual Meeting of Stockholders. To be eligible for inclusion in Telkonet’s Proxy Statement for the 2009 Annual Meeting, stockholder proposals must be received by Telkonet by _______, 2009 and must otherwise comply with applicable Securities and Exchange Commission regulations and Telkonet’s Bylaws. Stockholder proposals should be addressed to Telkonet at 20374 Seneca Meadows Parkway, Germantown, Maryland 20876-7004, Attention: Corporate Secretary. In addition, if a stockholder intends to present a proposal at Telkonet’s 2009 Annual Meeting of Stockholders without the inclusion of the proposal in Telkonet’s proxy materials and written notice of the proposal is not received by Telkonet on or before _____, 2009, proxies solicited by the Board of Directors for the 2009 annual meeting will confer discretionary authority to vote on the proposal if presented at the meeting. Telkonet reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Brokers and other persons holding Telkonet’s common stock in their names, or in the names of a nominee, will be requested to forward this proxy statement and the accompanying materials to the beneficial owners of the common stock and to obtain proxies, and Telkonet will defray reasonable expenses incurred in forwarding such material.

Telkonet’s Annual Report to Stockholders, including audited financial statements and schedules, accompanies this proxy statement. Upon the written request of a holder of shares as of the record date, Telkonet will, without charge, provide a copy of Telkonet’s Form 10-K for the year ended December 31, 2007. Such written requests should be sent to 20374 Seneca Meadows Parkway, Germantown, Maryland 20876-7004. Attn: Corporate Secretary.

By order of the Board of Directors,

/s/ JASON L. TIENOR
Jason L. Tienor Chief Executive Officer

TELKONET, INC.

The Annual Meeting of the Stockholders of Telkonet, Inc. will be held on Thursday, June 26, 2008 at 10:00 a.m. local time, at The Union League of Philadelphia, located at 140 South Broad Street, Philadelphia, PA 19012.

1.	ELECTION OF DIRECTORS - Nominees:

01-Seth D. Blumenfeld	02-Thomas M. Hall	03-Thomas C. Lynch

04-Warren V. Musser	05-Anthony J. Paoni

☐ FOR all nominees ☐ WITHHELD as to all nominees ☐ FOR all nominees except vote withheld from the following nominee(s):____________________________________________________

2.	TO APPROVE THE AMENDMENT TO TELKONET’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL STOCK.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

cut here

SEE REVERSE SIDE	SEE REVERSE SIDE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TELKONET, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 26, 2008, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned, being a stockholder of TELKONET, INC. (“TELKONET”), hereby authorizes Richard J. Leimbach and Jason Tienor, and each of them, with the full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Telkonet to be held at The Union League of Philadelphia, located at 140 South Broad Street, Philadelphia, PA 19012, on Thursday, June 26, 2008 at 10:00 a.m., local time, and at any adjournment or postponement thereof, with respect to all votes that the undersigned would be entitled to cast, if then personally present, as appears on the reverse side of this proxy.

In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is exercised.

Shares of the Common Stock of Telkonet will be voted as specified. If no specification is made, shares will be voted FOR the nominees for director named on the reverse side, FOR approval of the amendment to Telkonet's Articles of Incorporation, FOR ratification of the appointment of the independent accountants and IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matter which may properly come before the annual meeting.

The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Telkonet, Inc. called for Thursday, June 26, 2008, and a Proxy Statement for the Meeting prior to the signing of this proxy.

____________________________ Dated: ___________, 2008

____________________________ Dated: ___________, 2008

Please sign exactly as your name(s) appears(s) on this proxy. When signing in a representative capacity, please give title.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

cut here

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF TWO WAYS:

1.	VOTE BY INTERNET: Log-on to www.votestock.com Enter your control number printed below Vote your proxy by checking the appropriate boxes Click on “Accept Vote” OR

2.	VOTE BY MAIL: If you do not wish to vote by Internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by Internet 24 hours a day, 7 days a week.
Your Internet vote authorizes the named proxies to vote in the same manner as if you
marked, signed and returned your proxy card.